UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2011

EMPLOYERS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-33245	04-3850065
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10375 Professional Circle Reno, Nevada	89521
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (888) 682-6671

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)

The 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) of Employers Holdings, Inc. (the “Company”) was held on May 26, 2011. The matters that were voted upon at the 2011 Annual Meeting, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, where applicable, are set forth below.

(b)

1.	Election of three directors to serve until the 2014 Annual Meeting of Stockholders:

	Votes For	Votes Withheld	Broker Non-Votes
Richard W. Blakey	24,261,366	1,764,154	1,822,418
Douglas D. Dirks	25,416,890	608,630	1,822,418
Robert J. Kolesar	25,411,777	613,743	1,822,418

2.	Advisory (non-binding) vote approving executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,807,231	967,469	250,820	1,822,418

3.	Advisory (non-binding) vote on the frequency of the advisory vote on executive compensation:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
22,719,106	117,388	2,988,890	200,136	1,822,418

4.	Ratification of the appointment of Ernst &Young LLP as the Company’s independent accounting firm for the fiscal year ending December 31, 2011:

Votes For	Votes Against	Abstain	Broker Non-Votes
27,654,668	34,872	158,398	-0-

(d)

A majority of the votes cast by stockholders voted, on an advisory basis, to hold an advisory vote to approve executive compensation every year. In line with this recommendation by the Company’s stockholders, the Company’s Board of Directors has decided that it will include an advisory stockholder vote on executive compensation in its proxy materials every year until the next advisory vote on the frequency of stockholder votes on executive compensation, which will occur no later than the 2017 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.

By:	/s/ Lenard T. Ormsby
Name:	Lenard T. Ormsby
Title:	Executive Vice President, Chief Legal Officer and General Counsel

Dated: May 31, 2011